UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance Daily Target 2X Long KEEL ETF

Defiance Daily Target 2X Long CLS ETF

Defiance Daily Target 2X Long HPQ ETF

Defiance Daily Target 2X Long JMIA ETF

Defiance Daily Target 2X Long LUNR ETF

Defiance Daily Target 2X Long ONDS ETF

Defiance Daily Target 2X Long RKT ETF

Defiance Daily Target 2X Long PGY ETF

Defiance Daily Target 2X Long PL ETF

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 502 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-25-021129) on December 23, 2025, which is incorporated herein by reference.

The Trust currently consists of 432 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance Daily Target 2X Long KEEL ETF

Defiance Daily Target 2X Long CLS ETF

Defiance Daily Target 2X Long HPQ ETF

Defiance Daily Target 2X Long JMIA ETF

Defiance Daily Target 2X Long LUNR ETF

Defiance Daily Target 2X Long ONDS ETF

Defiance Daily Target 2X Long RKT ETF

Defiance Daily Target 2X Long PGY ETF

Defiance Daily Target 2X Long PL ETF

41-2519476 41-2481331 41-2519515 41-2542140 41-2564939 41-2587586 41-2670391 41-2610557 41-2645709

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.
D.	Registrant’s Amended and Restated By-Laws, effective as of December 15, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 513, as filed with the SEC on January 13, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

April 27, 2026

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: Principal Executive Officer